EXHIBIT 23.   CONSENT OF INDEPENDENT ACCOUNTANTS.

         We consent to the incorporation by reference in the registration statement of Hercules Incorporated on Form S-8 (Registration No. 33-37279) of our report dated June 28, 1995 on our audits of the financial statements of Hercules Incorporated Savings and Investment Plan as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 11-K.




2400 Eleven Penn Center                                 Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania  19103
June 28, 1995





                                      10